SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 18, 2020

AB International Group Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-55979	37-1740351
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

48 Wall Street, Suite 1009, New York, NY	10005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 918-4519

______________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 18, 2020, we entered into a Securities Purchase Agreement (“SPA”) with Power Up Lending Group Ltd., a Virginia corporation (“Purchaser”), pursuant to which we issued and sold to the Purchaser a convertible promissory note, dated August 18, 2020 in the principal amount of $63,000 (the “Note”). We received $54,690 from the investment after the payment of expenses.

The maturity date for the Note is August 18, 2021. The Note bears interest at the rate of 10% per annum. All principal and accrued interest on the Note is convertible into shares of our common stock at the election of the Purchaser after 180 days at 60% of the lowest trading price for our common stock during the 20 trading day period immediately prior to conversion.

We have the right to prepay the Note at any time prior to 180 days following the closing date. The amount we are required to prepay increases from 120% to 140% of the principal amount plus accrued interest and other charges the closer we get to 180 days from closing.

The Note contains customary default events which, if triggered and not timely cured, will result in default interest and penalties.

The foregoing description of the SPA and the Note, and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the SPA and the Note, which are included in this Current Report as Exhibits 10.1 and 4.1, respectively, and are incorporated herein by reference.

If the Note is converted prior to us paying off such notes under the prepayment provisions, it would lead to substantial dilution to our shareholders as a result of the conversion discounted for the Note. There can be no assurance that there will be any funds available to pay of the Note, or if available, on terms that will be acceptable to us or our shareholders. If we fails to obtain such additional financing on a timely basis, Purchaser may convert the Note and sell the underlying shares, which may result in significant dilution to shareholders due to the conversion discount, as well as a significant decrease in our stock price.

SECTION 2 - FINANCIAL INFORMATION

Item 2.03 – Creation of a Direct Financial Obligation

The information set forth in Items 1.01 is incorporated into this Item 2.03 by reference.

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

On August 20, 2020, we issued a total of 11,000,000 shares of stock to investors at a price of $0.0205 per share for proceeds of $225,500.

These securities were issued pursuant to Section 4(2) of the Securities Act and/or Rule 506 promulgated thereunder. The investor represented his intention to acquire the securities for investment only and not with a view towards distribution. The investor was given adequate information about us to make an informed investment decision. We did not engage in any general solicitation or advertising. We directed our transfer agent to issue the stock certificates with the appropriate restrictive legend affixed to the restricted stock.

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SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Note
10.1	Securities Purchase Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AB International Group Corp.

/s/ Chiyuan Deng

Chiyuan Deng

President

Date: August 24, 2020

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